Exhibit 99.4

AllBright Law Offices

To:         Smart Share Global Limited

6th Floor, 799 Tianshan W Road

Changning District

Shanghai 200335

People’s Republic of China

March 12, 2021

Ladies and Gentlemen:

We have acted as the PRC litigation counsel to Mr. Mars Guangyuan Cai in connection with a certain equity donation dispute as set forth in the registration statement on Form F-1 of Smart Share Global Limited (the “Company”), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended). We hereby consent to the use of and reference to our name and our legal opinion under the caption “Risk Factors” in the Registration Statement and the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ AllBright Law Offices
AllBright Law Offices